UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

 Date of Report (date of earliest event reported): June 22, 2015

Shenzhen-ZhongRong Morgan Investment Holding Group Co., Ltd.

(Exact name of registrant as specified in its charter)

Nevada	333-172114	33-1219511
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

136-20 38th Avenue, # 3G

Flushing, NY 11354

 (Address of principal executive offices)

718-395-8706

(Registrant’s Telephone Number)

Malaysia Pro-Guardians Security Management Corporation

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

The reverse split of Shenzhen-ZhongRong Morgan Investment Holding Group Co., Ltd.  (the “Company”) common stock at a ratio of 1 for 70 and the name change of the Company to Shenzhen-ZhongRong Morgan Investment Holding Group Co., Ltd., previously approved by the board of directors, and shareholders holding a majority of the outstanding shares of common stock of the Company, and evidenced by the Certificate of Change and Certificate of Amendment filed with the Nevada Secretary of State to effectuate the foregoing has been declared effective by Finra with a Daily List Announcement Date of June 20, 2017, and a Market Effective Date of June 21, 2017. A “D” will be placed on the Company’s ticker symbol for 20 business days after the Market Effective Date.  After 20 business days, the new symbol will be ZRMG.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3(i)	Certificate of Change filed on May 8, 2017 with Nevada Secretary of State.
3(ii)	Certificate of Amendment filed on May 8, 2017 with Nevada Secretary of State.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Shenzhen ZhongRong Morgan Investment Holding Group Co., Ltd.

By:  /s/ Hua Fung Chin

      Hua Fung Chin

      CEO, CFO

Date: June 22, 2017